     As filed with the Securities and Exchange Commission on August 13, 2002

                                                       Registration No. 33-91954
                                                      Registration No. 333-50011
                                                      Registration No. 333-92557
                                                      Registration No. 333-91144

================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                   POST-EFFECTIVE AMENDMENT NOS. 1, 2, 3 AND 4
                       TO FORM S-8 REGISTRATION STATEMENTS
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------

                                   BLYTH, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                      36-2984916
 (State or other jurisdiction               (I.R.S. Employer Identification No.)
      of incorporation)

                             ONE EAST WEAVER STREET
                          GREENWICH, CONNECTICUT 06831
               (Address of Principal Executive Offices) (Zip Code)

              AMENDED AND RESTATED 1994 EMPLOYEE STOCK OPTION PLAN
     AMENDED AND RESTATED 1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                            (Full Title of the Plan)

                                ROBERT B. GOERGEN
                 CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                                   BLYTH, INC.
                             ONE EAST WEAVER STREET
                          GREENWICH, CONNECTICUT 06831
                                 (203) 661-1926
 (Name, address and telephone number, including area code, of agent for service)

                                ---------------
                                   Copies to:

     BRUCE D. KREIGER, ESQ.                      HAROLD B. FINN III, ESQ.
     BLYTH, INC.                                 FINN DIXON & HERLING LLP
     ONE EAST WEAVER STREET                      ONE LANDMARK SQUARE
     GREENWICH, CONNECTICUT 06831                STAMFORD, CONNECTICUT 06901

==========================================================================================================

                                      CALCULATION OF REGISTRATION FEE
==========================================================================================================
                                                Proposed Maximum   Proposed Maximum
    Title of Securities         Amount              Offering           Aggregate            Amount of
      to be Registered     to be Registered      Price Per Share    Offering Price     Registration Fee(1)
----------------------------------------------------------------------------------------------------------
N/A                                0                  $0.00              $0.00                $0.00
==========================================================================================================

(1)      No fee is due as no securities are being registered hereby.

                                EXPLANATORY NOTE

         This Post-Effective Amendment No. 1 to Registration Statement on Form S-8, Post-Effective Amendment No. 2 to Registration Statement on Form S-8, Post-Effective Amendment No. 3 to Registration Statement on Form S-8 and Post-Effective Amendment No. 4 to Registration Statement on Form S-8 is intended to deregister 1,000,000 of the 3,550,000 shares of the Common Stock of the Company, $0.02 par value per share (the "Common Stock") that were previously registered on Form S-8 (No. 333-91144), which became effective on June 25, 2002 and to make appropriate changes to the reoffer prospectus contained therein.

         The materials constituting the reoffer prospectus have been prepared pursuant to Part I of Form S-3, in accordance with General Instruction C to Form S-8.

REOFFER PROSPECTUS

                             UP TO 5,550,000 SHARES

                                   BLYTH, INC.

                                  COMMON STOCK



         This Prospectus relates to the resale of up to 5,550,000 shares of Common Stock, $0.02 par value ("Common Stock"), of Blyth, Inc. (the "Company", "Blyth" or "we" or "us") which may in the future be issued pursuant to the exercise of options awarded to date, and which in the future may be awarded, under the Company's Amended and Restated 1994 Employee Stock Option Plan (as amended, the "Employee Plan") and Blyth's Amended and Restated 1994 Stock Option Plan for Non-Employee Directors (as amended, the "Directors Plan" and, together with the Employee Plan, the "Plans") to, and which may be offered for resale from time to time by, certain employees and directors of Blyth and its subsidiaries named in Annex I hereto (the "Selling Stockholders"). See "Selling Stockholders."

         Blyth will not receive any of the proceeds from the sale of the Common Stock offered hereby (hereinafter, the "Securities"). Blyth will pay all of the expenses associated with the registration of the Securities and this Prospectus. The Selling Stockholders will pay the other costs, if any, associated with any sale of the Securities. The Selling Stockholders and any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

         The Common Stock is traded on the New York Stock Exchange ("NYSE") under the symbol "BTH." On August 9, 2002, the last reported sales price of the Common Stock on the NYSE was $29.48 per share. Our principal offices are located at One East Weaver Street, Greenwich, Connecticut, 06831-5118 and our telephone number is (203) 661-1926.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                                 AUGUST 13, 2002

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (which is referred to herein as the "SEC"). You may read and copy any of these documents at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's Internet website at http://www.sec.gov. The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents.

         The information incorporated by reference is considered to be part of this Prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until the sale of all of the Securities is complete:

     o Our Annual Report on Form 10-K for the year ended January 31, 2002, including portions of our Proxy Statement dated May 1, 2002 relating to our 2002 Annual Meeting of Stockholders, which are incorporated therein by reference.

     o   Our Proxy Statement dated May 1, 2002.

     o Our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2002.

     o The description of our Common Stock which is contained in the registration statement on Form 8-A filed by us on April 19, 1994.

     o Our Current Reports on Form 8-K filed on March 15, 2002, April 9, 2002, April 19, 2002, May 15, 2002, June 7, 2002 and June 21, 2002.

         You may receive a copy of any of these filings, at no cost, by writing or calling Blyth, Inc., Investor Relations, One East Weaver Street, Greenwich, Connecticut, 06831-5118, telephone number (203) 661-1926.

         We have filed with the SEC Registration Statements to register the Securities under the Securities Act. This Prospectus is part of those Registration Statements, but omits certain information contained in the Registration Statements as permitted by SEC rules. You may obtain copies of the Registration Statements, including exhibits, as noted in the first paragraph above.

                           FORWARD-LOOKING STATEMENTS

         Certain statements under the heading "Summary Information About Blyth" in this Prospectus, as well as certain information incorporated by reference as described under the heading "Where You Can Find More Information," constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995.

         Forward-looking statements give our current expectations or forecasts of future events. You can usually identify these statements by the fact that they do not relate strictly to historical or current facts. They often use words such as "anticipate", "estimate", "project", "intend", "plan", "believe" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective products or product approvals, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and future financial results.

         Any or all of our forward-looking statements in this Prospectus and information incorporated by reference may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in this discussion-- for example, product competition and the competitive environment-- will be important in determining future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially.

         The following are some of the factors that we think could cause our actual results to differ materially from expected and historical results:

     o   Our ability to maintain our present growth rate,

     o   Our ability to respond to increased product demand,

     o Risks associated with international sales and foreign sourcing of products,

     o   Our dependence on key management personnel,

     o   Competition, and

     o   Other factors discussed in our filings with the SEC.

         Factors other than those listed here could also adversely affect the Company.

                         SUMMARY INFORMATION ABOUT BLYTH

         We design, manufacture, market and distribute an extensive line of candles and home fragrance products, seasonal decorative and home decor products, and foodservice products. We are also a producer of portable heating fuel, tabletop illumination products and other institutional products sold under various brand names, which we sell through independent sales representatives and distributors. We have operations within and outside the United States and we sell our products worldwide. A more detailed description of our business is contained in our Annual Report on Form 10-K for the year ended January 31, 2002, which we have incorporated in this Prospectus by reference.

                              SELLING STOCKHOLDERS

         The table attached as Annex I hereto sets forth, as of the date of this Prospectus or a subsequent date if amended or supplemented: (a) the name of each Selling Stockholder and his or her relationship to the Company during the past three years; (b) the number of shares of Common Stock that each Selling Stockholder beneficially owns (assuming that all options to acquire shares are exercisable within 60 days, although certain options actually vest over a period of time); (c) the number of Securities offered pursuant to this Prospectus by each Selling Stockholder (assuming that all options are fully exercisable); and
(d) the amount and percentage of the Common Stock outstanding to be held by such Selling Stockholder after completion of the sale of the Securities offered pursuant to this Prospectus. The information contained in Annex I may be amended or supplemented from time to time.

                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the Securities offered hereby.

                              PLAN OF DISTRIBUTION

         The Securities may be offered and sold from time to time by the Selling Stockholders. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Sales may be made on the New York Stock Exchange or in private transactions or in a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may from time to time enter into short sales and use the Securities to cover such short positions. The Selling Stockholders and any persons who participate in the distribution of the Securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts, commissions or concessions received by them and any discounts, commissions or concessions provided pursuant to the sale of Securities by them might be deemed to be underwriting discounts and commissions under the Securities Act. In addition, any Securities covered by this Prospectus which qualify for resale pursuant to Rule 144 promulgated under the Securities Act may be resold pursuant to Rule 144 rather than pursuant to this Prospectus. There is no assurance that any of the Selling Stockholders will offer for sale or sell any or all of the Securities covered by this Prospectus.

                                  LEGAL COUNSEL

         Finn Dixon & Herling LLP, Stamford, Connecticut, as our counsel, has issued an opinion as to the legality of the Securities. As of the date hereof, certain attorneys who are partners of, or employed by, Finn Dixon & Herling LLP, and who have provided advice with respect to the offer and sale of the Securities, beneficially own an aggregate of 10,975 shares of Common Stock.

                                     EXPERTS

         The audited consolidated financial statements and schedule of the Company and its subsidiaries, incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2002, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                                 INDEMNIFICATION

LIMITATION OF DIRECTORS' LIABILITY

         The Delaware General Corporation Law ("DGCL") provides that a corporation's certificate of incorporation may include a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no such provision can eliminate or limit the liability of a director (i) for any breach of fiduciary duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) under Section 174 of the DGCL, which relates to liability for unlawful payments of dividends or unlawful stock repurchases or redemptions, (iv) for any transactions from which the director derived an improper personal benefit, or (v) for any act or omission prior to the adoption of such provision in the certificate of incorporation. The Company's Restated Certificate of Incorporation contains a provision eliminating the personal liability for money damages of its directors to the full extent permitted under the DGCL.

INDEMNIFICATION AND INSURANCE

         The DGCL contains provisions setting forth conditions under which a corporation may indemnify its directors and officers. The Company's Restated Certificate of Incorporation and Restated By-Laws provide that a director or officer who is a party to any action, suit, or proceeding shall be entitled to be indemnified by the Company to the extent permitted by the DGCL against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred by such director or officer in connection with such action, suit or proceeding. The Company maintains a standard form of officers' and directors' liability insurance policy which provides coverage to the officers and directors of the Company for certain liabilities.

AGREEMENTS

         We have entered into indemnity agreements with directors which obligate us to indemnify them to the fullest extent permitted by the DGCL.

                                     ANNEX I
                              SELLING STOCKHOLDERS

Set forth below is: (a) the name of each Selling Stockholder and his or her relationship to Blyth during the past three years; (b) the number of shares of Common Stock that each Selling Stockholder beneficially owns (assuming that all options to acquire shares are exercisable within 60 days, although certain options actually vest over a period of time); (c) the number of Securities offered pursuant to this Prospectus by each Selling Stockholder (assuming that all options are fully exercisable); and (d) the amount and percentage of the Common Stock outstanding to be held by such Selling Stockholder after completion of the sale of Securities offered pursuant to this Prospectus. Notwithstanding their inclusion in this Annex I, all of the Selling Stockholders expressly disclaim that they are affiliates of Blyth. The Selling Stockholders are listed herein, whether or not they have a present intent to resell.

                                                             No. of                           No. of
                                                             Shares                           Shares              Percentage
                                     Relationships to     Beneficially    No. of Shares     Owned After           Ownership
Name of Beneficial Owner               the Company            Owned      Offered Hereby      Offering        After the Offering
------------------------               -----------            -----      --------------      --------        ------------------
Roger A. Anderson (1)                   Director             382,458         15,500            366,958                *

John W. Burkhart (2)                    Director             602,804         15,500            587,304              1.27%

Pamela M. Goergen (3)                   Director          11,936,379         15,500         11,920,879              25.7%

Neal I. Goldman                         Director              95,500         15,500             80,000                *

Philip Greer                            Director              12,040         10,000              2,040                *

Carol Hochman                           Director              10,000         10,000                  0                0

John E. Preschlack (4)                  Director             173,510         15,500            158,010                *

Frederick H. Stephens, Jr.              Director              12,600          9,000              3,600                *

Howard E. Rose                   Director; previously         91,787          5,000             86,787                *
                                     Vice Chairman

Robert H. Barghaus                Vice President and          60,000         60,000                  0                0
                               Chief Financial Officer;
                                   previously Vice
                                President of Financial
                                        Planning

Richard T. Browning (5)            Vice President and        141,300        140,000              1,300                *
                                  President of Candle
                                      Corporation
                                    Worldwide, Inc.;
                                    previously Chief
                                   Financial Officer


                                   6

Bruce G. Crain (6)               Senior Vice President;      162,331        160,000              2,331                *
                                 President of Wholesale
                                  Home Fragrance Group
                                 (previously President and
                               Vice President of Global
                                     Services Group)

Frank P. Mineo (7)               Senior Vice President;      134,804        123,000             11,804                *
                                President of PartyLite
                                    Worldwide, Inc.;
                                  previously Executive
                                  Vice President of
                                 PartyLite Gifts, Inc.

---------------------

*Represents less than 1%.

(1) All share amounts (other than "No. of shares offered hereby") include 366,958 shares held by Galena Partners, Ltd., a limited partnership of which Mr. Anderson is a managing general partner. Mr. Anderson disclaims beneficial ownership of the shares held by Galena Partners, Ltd.
(2) All share amounts (other than "No. of shares offered hereby") include 49,188 shares held of record by Breezy Hill Enterprises, Inc. Pension Plan, of which Mr. Burkhart is trustee, 120,012 shares held of record by Breezy Hill Money Purchase Plan, of which Mr. Burkhart is trustee 20,100 shares held by Breezy Hill Enterprises, Inc., of which Mr. Burkhart is Chairman and 276,564 shares held by Mr. Burkhart's spouse. Mr. Burkhart disclaims beneficial ownership of the shares held by his spouse.
(3) All share amounts (other than "No. of shares offered hereby") include 11,516,499 shares held by Robert B. Goergen, Mrs. Goergen's spouse. Mrs. Goergen disclaims beneficial ownership of the shares held by her spouse, Robert B. Goergen.
(4) All share amounts (other than "No. of shares offered hereby") include 17,000 shares held by Jaclyn Holdings, L.P., a limited partnership of which Mr. Preschlack is a general partner. Mr. Preschlack disclaims beneficial ownership of the shares held by Jaclyn Holdings, L.P.
(5) All share amounts (other than "No. of shares offered hereby") include 300 shares held by Mr. Browning's spouse. Mr. Browning disclaims beneficial ownership of the shares held by his spouse.
(6) All share amounts (other than "No. of shares offered hereby") include 1,000 shares held by a trust for the benefit of Anita G. Crain, of which Mr. Crain is a trustee and 331 shares acquired by Mr. Crain through Blyth's 401(k) plan. Mr. Crain disclaims beneficial ownership of the shares held by the trust.
(7) All share amounts (other than "No. of shares offered hereby") include 10,548 shares held jointly by Mr. Mineo and his wife and 755 shares acquired by Mr. Mineo through Blyth's 401(k) plan.

--------------------------------------------------------------------------------

                             UP TO 5,550,000 SHARES

                                   BLYTH, INC.

                                  COMMON STOCK

                                     -------


                               REOFFER PROSPECTUS

                                    --------


                                TABLE OF CONTENTS

                                                                            PAGE

WHERE YOU CAN FIND MORE INFORMATION............................................2
FORWARD-LOOKING STATEMENTS.....................................................2
SUMMARY INFORMATION ABOUT BLYTH................................................3
SELLING STOCKHOLDERS...........................................................3
USE OF PROCEEDS................................................................4
PLAN OF DISTRIBUTION...........................................................4
LEGAL COUNSEL..................................................................4
EXPERTS........................................................................4
INDEMNIFICATION................................................................4
ANNEX I - SELLING STOCKHOLDERS.................................................6

                                ----------------

WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE OFFERING OF THE SECURITIES EXCEPT THAT WHICH IS IN THE PROSPECTUS, OR WHICH IS REFERRED TO UNDER THE HEADING "WHERE YOU CAN FIND MORE INFORMATION" IN THE PROSPECTUS. IF ANYONE GIVES OR MAKES ANY OTHER INFORMATION OR REPRESENTATION, YOU SHOULD NOT RELY ON IT. THE PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES WHICH ARE REFERRED TO IN THE PROSPECTUS. THE PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY SECURITIES IN ANY CIRCUMSTANCES IN WHICH THE OFFER OR SOLICITATION IS UNLAWFUL. YOU SHOULD NOT INTERPRET THE DELIVERY OF THE PROSPECTUS, OR ANY SALE OF SECURITIES, AS AN INDICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE OF THE PROSPECTUS. YOU SHOULD ALSO BE AWARE THAT INFORMATION IN THE PROSPECTUS MAY CHANGE AFTER THIS DATE.

                                 ---------------

                                 AUGUST 13, 2002

      ---------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "SEC"):

                  (a) The Company's Annual Report on Form 10-K for the year ended January 31, 2002, including portions of the Company's Proxy Statement dated May 1, 2002 relating to the Company's 2002 Annual Meeting of Stockholders, which are incorporated therein by reference.

                  (b) The Company's Proxy Statement dated May 1, 2002.

                  (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2002.

                  (d) The description of the Common Stock of the Company which is contained in the registration statement on Form 8-A filed by the Company on April 19, 1994.

                  (e) The Company's Current Reports on Form 8-K filed on March 15, 2002, April 9, 2002, April 19, 2002, May 15, 2002, June 7, 2002 and
         June 21, 2002.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such reports or documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Reference is made to the information contained in the Reoffer Prospectus included in Part I of this Registration Statement under the heading "Legal Counsel."

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to Section 102(b)(7) of the Delaware Corporation Law (the "DGCL"), Article VI of the Registrant's Restated Certificate of Incorporation (the "Certificate of Incorporation") (filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (No. 33-77458)) eliminates the liability of the Registrant's directors to the Registrant or its stockholders for monetary damages, except for liabilities related to breach of duty of loyalty, actions not in good faith and certain other liabilities.

         Section 145 of the DGCL provides for indemnification by the Registrant of its directors and officers. In addition, Article IX, Section 1 of the Registrant's Restated By-Laws (the "By-Laws") (filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (No. 33-77458)) requires the Registrant to indemnify any current or former director or officer to the fullest extent permitted by the DGCL. In addition, the Registrant has entered into indemnity agreements with its directors (a form of which is filed as Exhibit
10.15 to the Registrant's Registration Statement on Form S-1 (No. 33-77458)), which obligate the Registrant to indemnify such directors to the fullest extent permitted by the DGCL.

         The Registrant maintains insurance for the benefit of its directors and officers and the directors and officers of its subsidiaries insuring such persons against liabilities, including liabilities under the securities laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

       EXHIBIT NO.

       3.1 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1 (No. 33-77458)).

       3.2 Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1 No. 33-77458)).

       4.1 Amended and Restated 1994 Employee Stock Option Plan of the Company (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed April 17,
                       2000).

       4.2 Form of Nontransferable Incentive Stock Option Agreement under the Amended and Restated 1994 Employee Stock Option Plan of the Company (incorporated by reference to Exhibit
                       4.2 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 1996).

       4.3 Form of Nontransferable Non-Qualified Stock Option Agreement under the Amended and Restated 1994 Employee Stock Option Plan of the Company (incorporated by reference to Exhibit 4.3 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 31,
                       1996).

       4.4 Amended and Restated 1994 Stock Option Plan for Non-Employee Directors of the Company (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed April 19, 2002).

       4.5 Form of Stock Option Agreement under the 1994 Stock Option Plan for Non-Employee Directors of the Company (incorporated by reference to Exhibit 4.5 to the Company's Registration Statement on Form S-1 (No. 33-77458)).

       5.1* Opinion of Finn Dixon & Herling LLP as to legality of securities being registered.

       23.1*           Consent of PricewaterhouseCoopers LLP.

       23.2            Consent of Finn Dixon & Herling LLP (contained in Exhibit
                       5.1 hereto).

       24.1**          Power of Attorney (included on the signature pages).

-------------------------
*Filed herewith.
**Previously filed.

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the DGCL, the Certificate of Incorporation and By-Laws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant under Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8, Post-Effective Amendment No. 2 to Registration Statement on Form S-8 , Post Effective Amendment No. 3 to Registration Statement on Form S-8 and Post-Effective Amendment No. 4 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Greenwich, State of Connecticut, on this 13th day of August, 2002.

                                       BLYTH, INC.



                                       By:  /s/ Robert B. Goergen
                                            --------------------------------
                                            Robert B. Goergen,
                                            Chairman of the Board, Chief
                                            Executive Officer and President

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8, Post-Effective Amendment No. 2 to Registration Statement on Form S-8, Post Effective Amendment No. 3 to Registration Statement on Form S-8 and Post-Effective Amendment No. 4 to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                            Title                                          Date
                 ---------                            -----                                          ----
/s/ Robert B. Goergen               Chairman, Chief Executive Officer and President;
---------------------               Director (Principal Executive Officer)                      August 13, 2002
Robert B. Goergen

/s/ Robert H. Barghaus              Vice President and Chief Financial Officer
----------------------              (Principal Financial and Accounting Officer)                August 13, 2002
Robert H. Barghaus

/s/ Roger A. Anderson*
----------------------
Roger A. Anderson                   Director                                                    August 13, 2002

/s/ John W. Burkhart*
---------------------
John W. Burkhart                    Director                                                    August 13, 2002

/s/ Pamela M. Goergen*
----------------------
Pamela M. Goergen                   Director                                                    August 13, 2002

/s/ Neal I. Goldman*
--------------------
Neal I. Goldman                     Director                                                    August 13, 2002

/s/ Philip Greer*
-----------------
Philip Greer                        Director                                                    August 13, 2002

/s/ Carol Hochman*
------------------
Carol Hochman                       Director                                                    August 13, 2002

/s/ John E. Preschlack*
-----------------------
John E. Preschlack                  Director                                                    August 13, 2002

/s/ Howard E. Rose*
-------------------
Howard E. Rose                      Director                                                    August 13, 2002

* By: /s/ Bruce D. Kreiger
      --------------------
Bruce D. Kreiger
--------------------------
Attorney-in-fact

                                  EXHIBIT INDEX

Exhibit No.                             Description
-----------                             -----------

    3.1 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1 (No. 33-77458)).

    3.2 Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1 (No. 33-77458)).

    4.1 Amended and Restated 1994 Employee Stock Option Plan (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed April 17, 2000.

    4.2 Form of Nontransferable Incentive Stock Option Agreement under the Amended and Restated 1994 Employee Stock Option Plan of the Company (incorporated by reference to Exhibit 4.2 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 1996).

    4.3 Form of Nontransferable Non-Qualified Stock Option Agreement under the Amended and Restated 1994 Employee Stock Option Plan of the Company (incorporated by reference to Exhibit 4.3 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 1996).

    4.4 Amended and Restated 1994 Stock Option Plan for Non-Employee Directors of the Company (incorporated by reference to Exhibit
                4.1 to the Company's Current Report on Form 8-K filed April 19,
                2002).

    4.5 Form of Stock Option Agreement under the 1994 Stock Option Plan for Non-Employee Directors of the Company (incorporated by reference to Exhibit 4.5 to the Company's Registration Statement on Form S-1 (No. 33-77458)).

    5.1* Opinion of Finn Dixon & Herling LLP as to legality of securities being registered.

    23.1*       Consent of PricewaterhouseCoopers LLP.

    23.2 Consent of Finn Dixon & Herling LLP (contained in Exhibit 5.1 hereto).

    24.1**      Power of Attorney (included on the signature pages).

-------------------
*Filed herewith
**Previously filed